Exhibit 99.1

MCEWEN MINING ANNOUNCES ATTRACTIVE INTERCEPTS

AT THE SAN JOSÉ MINE IN ARGENTINA

TORONTO, ONTARIO – February 13, 2012 – McEwen Mining Inc.  (NYSE & TSX: MUX) is pleased to announce high-grade and exceptionally wide drilling intercepts on the Pilar vein  at its 49% owned San José mine in Santa Cruz province, Argentina.  The Pilar vein, which has been defined by recent surface and underground drilling and drifting, is located in the vicinity of the Micaela-Sofia vein cluster that was discovered in the latter part of 2010.

The location of the vein is shown in Exhibit 1. Highlights from the holes recently drilled on the Pilar vein include:

	From	To	Intercept	True Width	Au	Ag
Drill Hole	(m)	(m)	(m)	(m)	(g/t)	(g/t)
SJD 992	150.25	167.97	17.72	7.07	6.28	356
SJD 996	221.0	238.55	17.17	6.07	11.33	436
SJD 988	173.85	195.65	21.80	8.73	26.24	922
SJD 1047	263.55	271.20	7.65	6.19	24.94	395
SJD 1049	278.60	281.00	2.40	2.19	17.19	262
SJD 1050	276.90	278.00	1.10	0.97	18.82	308
SJD 1052	259.10	260.00	0.90	0.84	13.00	2,275
SJD 1055	264.45	268.20	3.75	3.59	3.09	119
SJD 1056	322.60	323.80	1.20	0.85	22.48	424

Portions of the Pilar vein were previously identified as the Nadia and Sofia veins.  Recent underground and surface infill drilling has enabled the exploration team at San José to re-interpret these isolated segments as the continuous Pilar vein.  A total of 310 meters of drifting has been completed on the different segments of the Pilar vein on the 350 level, which connects the Frea and Kospi veins.  The drilling and drifting indicate that the Pilar vein may have a strike length of about one kilometer with some exceptional thicknesses and grade.  There is good potential to grow the resource base as the structure is open at depth and along strike.

Rob McEwen, Chairman and CEO of McEwen Mining, said:

“We are excited by the discovery of the Pilar vein.  This discovery demonstrates the outstanding potential of the San José mine and the excellent work that the exploration team and the mine are doing. What I find most encouraging is that we are intersecting higher gold grades and increased thicknesses. We anticipate that the Pilar vein together with the continuing discovery of other new veins will further extend the mine life.”

In 2012, a total of 110,500 meters of diamond core drilling is scheduled at the San José mine, of which 68,000 meters will be exploration for new resources and 42,500 will be for infill.  This represents more than double of the exploration budget that was completed last year.

In addition to the drilling planned at the San José mine, McEwen Mining is planning to drill 20,000 meters of diamond core drilling on its 100% properties adjoining the San José mine and Goldcorp’s Cerro Negro project.

During the Fourth Quarter, a total of 72 diamond core holes totaling 19,169 meters was drilled.  The majority of the drilling (38 of the 72 holes) was exploration for new resources on existing veins and potential new veins.  This exploration drilling totaled 10,916 meters and was directed mainly towards the Pluma area, which is the northwest extension of the San José vein zone, and the southeastern extension of the Huevos Verdes Sur vein. The exploration drilling results received to date are reported in Exhibit 2.

The remainder of the drilling (34 of the 72 holes) during the Fourth Quarter was infill for the purpose of upgrading existing inferred resources to the measured and indicated categories so that they can be incorporated into the production plan. This infill drilling amounted to 8,252 meters and was concentrated on the Sofia, Luli, Susana and Orion veins.  The Pilar vein was discovered as a result of the infill drilling on these veins.  With the exception of the Pilar vein, results of the infill drilling were in line with expectations.

Resources defined by the exploration and infill drilling will be reported as part of the year end resource update that is currently being prepared.

The induced polarization geophysical program covering 16,000 hectares is being finalized.  The geophysical program is being followed up by detailed geological mapping of the areas covering the geophysical surveys.  The geophysical and geological information will be used for drill hole targeting during 2012.

ABOUT MCEWEN MINING (www.mcewenmining.com)

The objective of McEwen Mining is to qualify for inclusion in the S&P 500 by 2015 by creating a high growth, low-cost, mid-tier silver producer focused in the Americas. McEwen Mining’s principal assets consist of the following:

•                  Production: a 49% interest in Minera Santa Cruz SA, owner of the San José Silver-Gold Mine that is located near Goldcorp’s Cerro Negro project in Argentina.

•                  Development: The El Gallo Complex in Sinaloa, Mexico (first phase of production expected mid-2012) and the Gold Bar Project in Nevada; as well as the Los Azules Copper Deposit in San Juan, Argentina.

•                  Exploration: The Company has a large portfolio of exploration properties in Santa Cruz province Argentina, surrounding the San José Mine and Goldcorp’s Cerro

Negro project in addition to significant land packages in Nevada adjoining Barrick’s Cortez mine and surrounding our El Gallo Complex in Mexico.

Rob McEwen, Chairman and CEO, owns 25% of the outstanding shares of McEwen Mining. As at December 31, 2011 the Company had US$80 million in cash (including silver/gold bullion) and no bank debt.

About Minera Santa Cruz: Minera Santa Cruz SA is a joint venture owned 51% by Hochschild Mining Argentina, a wholly owned subsidiary of Hochschild Mining plc, and 49% by Minera Andes S.A., a wholly owned subsidiary of McEwen Mining. The joint venture owns and operates the San José mine.

About Hochschild Mining plc: Hochschild Mining plc is a leading precious metals company listed on the London Stock Exchange (HOCM.L / HOC LN) with a primary focus on the exploration, mining, processing and sale of silver and gold. Hochschild has over forty years of experience in the mining of precious metal vein deposits and currently operates four underground vein mines, three located in southern Peru, one in southern Argentina and one open pit mine in northern Mexico. Hochschild also has numerous long-term prospects throughout the Americas.

Technical Information:

The technical contents of this news release has been reviewed and approved by Jim Duff, Senior Operations Advisor to the Corporation, a Qualified Person as defined by Canadian Securities Administrator National Instrument 43-101 “Standards of Disclosure for Mineral Projects” (“43-101”). Assay results were reported to Minera Andes by MSC, which is the operating company for the San José joint venture. Assay results for the drilling were reviewed by Jim Duff. All samples were collected in accordance with industry standards. Splits from checks of the drill core samples assay at the San José Mine laboratory were submitted to Alex Stewart Assayers, Argentina S.A. in Mendoza, Argentina, for fire assay and ICP analysis. Accuracy of results is tested through the systematic inclusion of standards, blanks and check assays. Jim Duff has reviewed the results of the check assays and other quality control measures.

Cautionary Note to U.S. Investors:

All resource estimates reported by the Corporation are calculated in accordance with 43-101 and the Canadian Institute of Mining and Metallurgy Classification system. These standards differ significantly from the requirements of the U.S. Securities and Exchange Commission. Mineral resources which are not mineral reserves do not have demonstrated economic viability.

Caution Concerning Forward-Looking Statements:

This press release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this press release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to business integration as a result of the business combination between

US Gold and Minera Andes, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, risks related to litigation including specifically but not limited to ongoing litigation with respect to the Los Azules property which if resolved adversely to the Company, would materially affect the Company’s ability to develop the Los Azules project, property title, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. On January 24, 2012, US Gold Corporation and Minera Andes Inc. completed a business combination wherein US Gold acquired Minera Andes and was renamed McEwen Mining Inc. See US Gold’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”; and, Minera Andes’ Annual Information Form, filed on SEDAR (www.sedar.com), and its Form 40F, available on EDGAR (www.sec.gov), for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 181 Bay Street Suite 4750 Toronto, ON M5J 2T3 PO box 792 E-mail: info@mcewenmining.com

San José Mine - Pilar Vein Drill Hole Locations
Drill Intercepts Reported as True Thickness

Exhibit 1
Feb 2012

2400500
2401000
4832500
4832000
SJD-988
8.73 m @ 26.24 Au - 922 Ag
SJD-992
7.07 m @ 6.28 Au - 356 Ag
SJD-1055
3.59 m @ 3.09 Au - 119 Ag
SJD-870
0.52 m @ 1.06 Au - 61 Ag
SJD-1052
0.84 m @ 13.00 Au - 2,275 Ag
SJD-1053
0.78 m @ 0.02 Au - 1.00 Ag
SJD-956
0.61 m @ 3.25 Au - 65 Ag
SJD-1056
0.85 m @ 22.48 Au - 424 Ag
SJD-1057
0.61 m @ 0.32 Au - 10 Ag
SJD-1059
2.74 m @ 4.49 Au - 42 Ag
SJD-1064
1.04 m @ 5.33 Au - 211 Ag
SJD-1047
6.19 m @ 24.94 Au - 395 Ag
SJD-996
6.07 m @ 11.33 Au - 436 Ag
SJD-1049
2.19 m @ 17.19 Au - 262 Ag
SJD-1050
0.97 m @ 18.82 Au - 308 Ag
SUSANA
LULI
PILAR
FREA
DOS LAURAS
SOFIA
MICAELA
SANSON
Legend
Drill Collar Location
Pilar Vein
Other Veins
Au, Ag reported in gpt
0
100
200
Meters

Exhibit 2

Drilling Results from October 1, 2011 to December 31, 2011

Drill Hole	From (m)	To (m)	Intercept (m)	True Width (m)	Au (g/t)	Ag (g/t)	Vein
SJD 870	240.40	241.70	1.30	0.52	1.06	61	PILAR
SJD 956	216.40	217.30	0.90	0.61	3.25	65	PILAR
SJD 956	244.30	245.50	1.20	0.79	0.02	5	GIULIANA
SJD 988	173.85	195.65	21.80	8.73	26.24	922	PILAR
SJD 992	150.25	167.3	17.72	7.07	6.28	356	PILAR
SJD 996	221.0	238.5	17.17	6.07	11.33	436	PILAR
SJD 1013	175.22	175.55	0.33	0.28	1.51	109	ABRIL
SJD 1047	263.55	271.20	7.65	6.19	24.94	395	PILAR
SJD 1049	278.60	281.00	2.40	2.19	17.19	262	PILAR
SJD 1050	276.90	278.00	1.10	0.97	18.82	308	PILAR
SJD 1052	259.10	260.00	0.90	0.84	13.00	2,275	PILAR
SJD 1053	306.40	307.20	0.80	0.78	0.02	1	PILAR
SJD 1055	264.45	268.20	3.75	3.59	3.09	119	PILAR
SJD 1056	322.60	323.80	1.20	0.85	22.48	424	PILAR
SJD 1057	372.00	372.85	0.85	0.61	0.32	10	PILAR
SJD 1059	265.00	268.15	3.15	2.74	4.49	42	PILAR
SJD 1064	294.36	295.78	1.42	1.04	5.33	211	PILAR
SJD 1068	203.00	207.30	4.30	4.19	3.51	124	HUEVOS VERDES SUR
SJD 1044	132.37	133.18	0.81	0.81	2.12	34	PLUMA
SJD 1044	144.87	146.68	1.81	1.81	3.23	40	PLUMA

*Assays are pending for the remaining 24 exploration holes drilled during the Fourth Quarter.